Exhibit 99.1

Power-One’s Stockholders Approve Acquisition by ABB Ltd.

Camarillo, CA – July 23, 2013 – Power-One, Inc. (Nasdaq:PWER), a leading provider of renewable energy and energy-efficient power conversion and power management solutions, announced that at its special meeting of stockholders held today, the stockholders approved the adoption of the merger agreement, pursuant to which ABB (NYSE:ABB) will acquire Power-One for $6.35 per share of Power-One common stock.

According to the final tally of shares voted, approximately 98.0 percent of the shares voting at today’s meeting voted in favor of the proposal to adopt the merger agreement.  These shares represented approximately 73.3 percent of the total outstanding shares of Power-One common stock as of the June 18, 2013 record date for the meeting. All of the issued and outstanding shares of the Company’s Series C Junior Participating Convertible Preferred Stock voted in favor of the proposal to adopt the merger agreement.  In addition, the stockholders also approved the nonbinding advisory compensation proposal included in the proxy statement filed on June 20, 2013.

As previously announced, on April 21, 2013, ABB agreed to acquire Power-One in an all-cash transaction valued at approximately $1.0 billion.

The transaction has already received the required antitrust approvals and Power-One and ABB expect to complete the transaction by the end of this week.

About Power-One

Power-One is a leading provider of renewable energy and energy-efficient power conversion and power management solutions and is the world’s second largest designer and manufacturer of photovoltaic inverters. Its renewable energy products enable the industry’s highest yielding conversion of power from solar arrays for use by utilities, commercial enterprises and homes. Power-One has a 40 year history as the leader in high efficiency and high density power supply products for a variety of industries including Renewable Energy, Servers, Storage & Networking, Industrial and Network Power Systems. The company is headquartered in Camarillo, CA and has global sales offices, manufacturing, and R&D operations in Asia, Europe, and the Americas. Power-One is traded on NASDAQ under the ticker symbol PWER. For more information, please visit www.Power-One.com.

About ABB

ABB (www.abb.com) is a leader in power and automation technologies that enable utility and industry customers to improve their performance while lowering environmental impact. The ABB Group of companies operates in around 100 countries and employs about 145,000 people.  In the United States, ABB had revenues of $6.7 billion and its workforce grew to nearly 20,000 employees in 2012.

Important Information Regarding Forward-Looking Statements

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, among others, statements regarding the expected synergies and benefits of a potential combination of Power-One and ABB, including the effect on Power-One’s operations, business, economic and political environment. Actual results may be materially different from any future results expressed or implied by such forward-looking statements. Among other risks and uncertainties, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the acquisition include: (1) conditions to the closing of the transaction may not be satisfied or waived; (2) the transaction may involve unexpected costs, liabilities or delays; (3) Power-One’s business may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (6) the ability to recognize benefits of the transaction; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (8) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. For a discussion of relevant factors, risks and uncertainties that could materially affect Power-One’s future results, attention is directed to “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K for the year ended December 30, 2012 and in all reports on Forms 10-Q and 8-K filed with the Securities and Exchange Commission by Power-One subsequent to the filing of its Form 10-K for the year ended December 30, 2012. Power-One undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

Larry Clark

Investor Relations for Power-One

Investor.Relations@Power-One.com

(310) 478-2700 ext. 29

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